Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated January 23, 2018, relating to the financial statements and financial highlights, which appear in ClearBridge Energy MLP Opportunity Fund Inc. and ClearBridge American Energy MLP Fund Inc.’s Annual Reports on Form N-CSR for the year ended November 30, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Service Providers” and “Fees Paid to Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 10, 2018

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

ClearBridge American Energy MLP Fund Inc.:

We consent to the use of our report dated January 25, 2017, with respect to the financial statements of ClearBridge American Energy MLP Fund Inc. as of November 30, 2016, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” and “Service Providers” in the Information Statement/Prospectus on Form N-14.

New York, New York

September 10, 2018

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

ClearBridge Energy MLP Opportunity Fund Inc.:

We consent to the use of our report dated January 25, 2017, with respect to the financial statements of ClearBridge Energy MLP Opportunity Fund Inc. as of November 30, 2016, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” and “Service Providers” in the Information Statement/Prospectus on Form N-14.

New York, New York

September 10, 2018